September 2024

Preliminary Pricing Supplement No. 3,916

Registration Statement Nos. 333-275587; 333-275587-01

Dated September 12, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. If a redemption event has occurred with respect to each of the Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund, which we refer to as the underlyings, the securities will be automatically redeemed for an early redemption payment that will increase over the term of the securities, as described below. A redemption event occurs with respect to an underlying if, on any annual determination date, the closing level of such underlying is greater than or equal to 100% of its respective initial level, which we refer to as the respective call threshold level. The securities will be redeemed if a redemption event occurs with respect to each of the underlyings on either the same annual determination date or on different annual determination dates, but a redemption event must occur with respect to each of the underlyings for the securities to be automatically redeemed. No further payments will be made on the securities once they have been redeemed. At maturity, if a redemption event has occurred with respect to each underlying on or prior to the final determination date, investors will receive a fixed positive return, as set forth below. If at least one of the underlyings has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if at least one of the underlyings has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1.1765% for every 1% decline of the worst performing underlying beyond the specified buffer amount. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if a redemption event occurs with respect to each underlying on or prior to the final determination date. In order for you to receive a positive return on the securities, a redemption event must occur with respect to each underlying on or prior to the final determination date. Furthermore, a redemption event can occur with respect to any underlying only on one of the annual determination dates, and not at other times during the term of the securities. If at least one underlying has not experienced a redemption event on or prior to the final determination date, the payment at maturity will be based on the worst performing of the underlyings. In such a scenario, a decline of more than 15% by any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Utilities Select Sector SPDR® Fund (the “XLU Shares”), Consumer Discretionary Select Sector SPDR® Fund (the “XLY Shares”) and Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September 17, 2024
Original issue date:	September 20, 2024 (3 business days after the pricing date)
Maturity date:	September 20, 2029
Early redemption:

The securities will be automatically redeemed if, as of any annual determination date, beginning on September 18, 2025, a redemption event, as defined below, has occurred on or prior to such determination date with respect to each of the underlyings. The securities will not be redeemed early on any early redemption date unless a redemption event has occurred with respect to each of the underlyings on or prior to the related determination date.

Redemption event:

A redemption event occurs with respect to an underlying if, on any annual determination date, the closing level of such underlying is greater than or equal to its respective call threshold level. In order for you to receive a positive return on the securities, a redemption event must occur with respect to each individual underlying on a determination date up to and including the final determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 15.75% per annum, to be determined on the pricing date) for each annual determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Annually. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If a redemption event has occurred with respect to each underlying on or prior to the final determination date:

At least $1,787.50 (to be determined on the pricing date)

●If at least one underlying has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the buffer amount of 15% from its respective initial level:

$1,000

●If at least one underlying has not experienced a redemption event on or prior to the final determination date and the final level of any underlying has decreased by an amount greater than the buffer amount of 15% from its respective initial level:

$1,000 + [$1,000 × (share return of the worst performing underlying + 15%) x downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $959.10 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023      Index Supplement dated November 16, 2023      Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the XLU Shares, $ , which is its closing level on the pricing date

With respect to the XLY Shares, $ , which is its closing level on the pricing date

With respect to the XLP Shares, $ , which is its closing level on the pricing date

Buffer amount:

With respect to each underlying, 15%. As a result of the buffer amount of 15%, the value at or above which each underlying must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the XLU Shares, $ , which is 85% of its initial level

With respect to the XLY Shares, $ , which is 85% of its initial level

With respect to the XLP Shares, $ , which is 85% of its initial level

Call threshold level:

With respect to the XLU Shares, $ , which is 100% of its initial level

With respect to the XLY Shares, $ , which is 100% of its initial level

With respect to the XLP Shares, $ , which is 100% of its initial level

Downside factor:	1.1765
Final level:	With respect to each underlying, the respective closing level on the final determination date
Adjustment factor:	With respect to each of the underlyings, 1.0, subject to adjustment in the event of certain events affecting the underlyings.
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Share return:	With respect to each underlying, (final level – initial level) / initial level
CUSIP / ISIN:	61776RD76 / US61776RD769
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates	Early Redemption Payments (per $1,000 Security)*
1st determination date:	9/18/2025	1st early redemption date:	9/23/2025	At least $1,157.50
2nd determination date:	9/17/2026	2nd early redemption date:	9/22/2026	At least $1,315.00
3rd determination date:	9/17/2027	3rd early redemption date:	9/22/2027	At least $1,472.50
4th determination date:	9/18/2028	4th early redemption date:	9/21/2028	At least $1,630.00
Final determination date:	9/17/2029	See “Maturity date” above.	See “Payment at maturity” above.

* The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least approximately 15.75% per annum.

September 2024 Page 2

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Geared Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029 All Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, if, as of any annual determination date, a redemption event has occurred with respect to each of the Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund, the securities will be automatically redeemed for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if a redemption event has occurred with respect to each underlying on or prior to the final determination date, investors will receive a fixed positive return, as set forth below. If at least one of the underlyings has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if at least one of the underlyings has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1.1765% for every 1% decline of the worst performing underlying beyond the specified buffer amount. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any of the underlyings.

Maturity:	5 years
Automatic early redemption:

If, as of any annual determination date, a redemption event has occurred with respect to each of the underlyings, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Redemption event:

A redemption event occurs with respect to an underlying if, on any annual determination date, the closing level of such underlying is greater than or equal to its respective call threshold level. In order for you to receive a positive return on the securities, a redemption event must occur with respect to each individual underlying on a determination date up to and including the final determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 15.75% per annum) for each annual determination date, as follows*:

●1st determination date:

At least $1,157.50

●2nd determination date:

At least $1,315.00

●3rd determination date:

At least $1,472.50

●4th determination date:

At least $1,630.00

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If a redemption event has occurred with respect to each underlying on or prior to the final determination date:

At least $1,787.50 (to be determined on the pricing date)

●If at least one underlying has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than or equal

September 2024 Page 3

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

to its respective initial level but no underlying has decreased by an amount greater than the buffer amount of 15% from its respective initial level:

$1,000

●If at least one underlying has not experienced a redemption event on or prior to the final determination date and the final level of any underlying has decreased by an amount greater than the buffer amount of 15% from its respective initial level:

$1,000 + [$1,000 × (share return of the worst performing underlying + 15%) x downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $959.10, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the buffer amount, the call threshold levels and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2024 Page 4

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if, as of any annual determination date, a redemption event has occurred with respect to each of the Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

If a redemption event has occurred on or prior to a determination date with respect to each underlying, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any of the underlyings.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlyings has not experienced a redemption event prior to the final determination date. Consequently, the securities are not redeemed prior to maturity. However, as of the final determination date, a redemption event has occurred with respect to each underlying. At maturity, investors will receive a cash payment equal to at least $1,787.50 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in any of the underlyings.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that at least one of the underlyings has not experienced a redemption event on or prior to the final determination date. Consequently, the securities are not redeemed prior to maturity, and at maturity, investors do not receive a positive return. However, at least one underlying closes at or below its respective initial level, but no underlying has decreased by an amount greater than the specified buffer amount from its respective initial level. Therefore, at maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one of the underlyings has not experienced a redemption event on or prior to the final determination date. Consequently, the securities are not redeemed prior to maturity, and at maturity, investors do not receive a positive return. On the final determination date, at least one underlying closes below its respective initial level by an amount greater than the buffer amount of 15%. Therefore, at maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying from its respective initial level beyond the buffer amount multiplied by the downside factor of 1.1765. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

September 2024 Page 5

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the annual determination dates, and the payment at maturity, if any, will be determined by reference to whether or not a redemption event has occurred with respect to each underlying and the closing level of each underlying on the final determination date. The actual early redemption payment with respect to each applicable determination date, initial levels and call threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 15.75% per annum) for each annual determination date, as follows:

●1st determination date:

$1,157.50

●2nd determination date:

$1,315.00

●3rd determination date:

$1,472.50

●4th determination date:

$1,630.00

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If a redemption event has occurred with respect to each underlying on or prior to the final determination date:

$1,787.50 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If at least one of the underlyings has not experienced a redemption event on or prior to the final determination date and the final level of any underlying is less than or equal to its respective initial level but no underlying has decreased by an amount greater than the buffer amount of 15% from its respective initial level:

$1,000

●If at least one of the underlyings has not experienced a redemption event on or prior to the final determination date and the final level of any underlying has decreased by an amount greater than the buffer amount of 15% from its respective initial level:

$1,000 + [$1,000 × (share return of the worst performing underlying + 15%) x downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the XLU Shares: $70.00 With respect to the XLY Shares: $180.00 With respect to the XLP Shares: $80.00
Hypothetical Call Threshold Level:

With respect to the XLU Shares: $70.00, which is 100% of its hypothetical initial level

With respect to the XLY Shares: $180.00, which is 100% of its hypothetical initial level

With respect to the XLP Shares: $80.00, which is 100% of its hypothetical initial level

September 2024 Page 6

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	XLU Shares Closing Level	XLY Shares Closing Level	XLP Shares Closing Level	Payment (per Security)
1st Determination Date	$60.00 (below the call threshold level)	$200.00 (at or above the call threshold level)	$85.00 (at or above the call threshold level)	--
2nd Determination Date	$90.00 (at or above the call threshold level)	$195.00 (below the call threshold level)	$91.00 (at or above the call threshold level)	$1,315.00

In this example, on the first determination date, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed, but a redemption event has occurred with respect to the XLY Shares and the XLP Shares. On the second determination date, the closing level of the XLU Shares is at or above its respective call threshold level. Therefore, as of the second determination date, a redemption event has occurred with respect to each of the three underlyings. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,315.00 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlyings.

Example 2 — The securities are redeemed following the fourth determination date.

Date	XLU Shares Closing Level	XLY Shares Closing Level	XLP Shares Closing Level	Payment (per Security)
1st Determination Date	$75.00 (at or above the call threshold level)	$140.00 (below the call threshold level)	$35.00 (below the call threshold level)	--
2nd Determination Date	$60.00 (below the call threshold level)	$200.00 (at or above the call threshold level)	$20.00 (below the call threshold level)	--
3rd Determination Date	$55.00 (below the call threshold level)	$205.00 (at or above the call threshold level)	$30.00 (below the call threshold level)	--
4th Determination Date	$40.00 (below the call threshold level)	$130.00 (below the call threshold level)	$100.00 (at or above the call threshold level)	$1,630.00

In this example, on the first determination date, a redemption event occurs with respect to the XLU Shares, but a redemption event does not occur with respect to either the XLY Shares or the XLP Shares. Therefore, the securities are not redeemed. On the second determination date, a redemption event occurs with respect to the XLY Shares, but because the XLP Shares have not experienced a redemption event, the securities are not redeemed. On the fourth determination date, a redemption event occurs with respect to the XLP Shares. Therefore, the securities are automatically redeemed, as a redemption event has occurred with respect to each of the three underlyings. Investors will receive a payment of $1,630.00 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlyings.

September 2024 Page 7

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, a redemption event has not occurred with respect to at least one of the underlyings prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	XLU Shares Closing Level	XLY Shares Closing Level	XLP Shares Closing Level	Payment at Maturity (per Security)
Example 1:	$80.00 (at or above its call threshold level)	$200.00 (at or above its call threshold level)	$90.00 (at or above its call threshold level)	$1,787.50
Example 2:	$84.00 (at or above its call threshold level)	$162.00 (below its call threshold level but has not decreased from its initial level by an amount greater than the buffer amount of 15%; this example assumes a redemption event has not previously occurred)	$88.00 (at or above its call threshold level)	$1,000
Example 3:	$84.00 (at or above its call threshold level)	$225.00 (at or above its call threshold level)	$32.00 (below its call threshold level and has decreased from its initial level by an amount greater than the buffer amount of 15%; this example assumes a redemption event has not previously occurred)	$1,000 + [$1,000 × (-60% + 15%) × 1.1765] = $470.575
Example 4:	$84.00 (at or above its call threshold level)	$36.00 (below its call threshold level and has decreased from its initial level by an amount greater than the buffer amount of 15%)	$72.00 (below its call threshold level but has not decreased from its initial level by an amount greater than the buffer amount of 15%)	$1,000 + [$1,000 × (-80% + 15%) × 1.1765] = $235.275
Example 5:	$14.00 (below its call threshold level and has decreased from its initial level by an amount greater than the buffer amount of 15%)	$81.00 (below its call threshold level and has decreased from its initial level by an amount greater than the buffer amount of 15%)	$40.00 (below its call threshold level and has decreased from its initial level by an amount greater than the buffer amount of 15%)	$1,000 + [$1,000 × (-80% + 15%) × 1.1765] = $235.275

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, a redemption event has necessarily occurred with respect to each underlying on or prior to the final determination date, and investors receive at maturity a fixed positive return. Investors do not participate in any appreciation in any of the underlyings.

In example 2, the final levels of two of the underlyings are at or above their call threshold levels, but the final level of the other underlying is below its call threshold level but not by an amount greater than the buffer amount of 15%. A redemption event has necessarily occurred with respect to both the XLU Shares and the XLP Shares. This example assumes that a redemption event has not occurred with respect to the XLY Shares prior to the final determination date. Therefore, at least one of the underlyings has not experienced a redemption event on or prior to the final determination date. The XLU Shares have increased 20% from its initial level to its final level, the XLP Shares have increased 10% from its initial level to its final level and the XLY Shares have declined 10% from its initial level to its final level. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any of the underlyings.

In example 3, the final level of two of the underlyings are at or above their call threshold levels, but the final level of the other underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15% and accordingly, investors lose 1.1765% for every 1% by which the worst performing underlying has declined over the term of the securities beyond

September 2024 Page 8

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

the buffer amount. A redemption event has necessarily occurred with respect to both the XLU Shares and the XLY Shares, but this example assumes that a redemption event has not occurred with respect to the XLP Shares prior to the final determination date. Therefore, at least one of the underlyings has not experienced a redemption event on or prior to the final determination date. Because the final level of the XLP Shares is below its respective initial level by an amount greater than the buffer amount of 15%, investors are exposed to the downside performance of the worst performing underlying at maturity. The XLU Shares have increased 20% from its initial level to its final level, the XLY Shares have increased 25% from its initial level to its final level and the XLP Shares have declined 60% from its initial level to its final level. Therefore, investors receive a payment at maturity of $470.575 per security.

In example 4, at least one of the underlyings has not experienced a redemption event on or prior to the final determination date. The final level of one of the underlyings is at or above its call threshold level, the final level of one of the underlyings is below its call threshold level but not by an amount greater than the buffer amount of 15%, and the final level of the other underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15%. Therefore, investors lose 1.1765% for every 1% by which the worst performing underlying has declined over the term of the securities beyond the buffer amount. The XLU Shares have increased 20% from its initial level to its final level, the XLP Shares have declined 10% from its initial level to its final level and the XLY Shares have declined 80% from its initial level to its final level. Therefore, investors receive a payment at maturity of $235.275 per security.

In example 5, at least one of the underlyings has not experienced a redemption event on or prior to the final determination date. The final level of each underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15% and accordingly, investors lose 1.1765% for every 1% by which the worst performing underlying has declined over the term of the securities beyond the buffer amount. The XLU Shares have declined 80% from its initial level to its final level, the XLY Shares have declined 55% from its initial level to its final level and the XLP Shares have declined 50% from its initial level to its final level. Therefore, investors receive a payment at maturity of $235.275 per security.

If a redemption event has not occurred with respect to at least one of the underlyings and the final level of any underlying has decreased by more than the buffer amount of 15% from its respective initial level, you will be exposed to the downside performance of the worst performing underlying beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount and could be zero.

September 2024 Page 9

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If at least one underlying has not experienced a redemption event on or prior to the final determination date and if the final level of any underlying has declined from its respective initial level by an amount greater than the buffer amount of 15%, you will receive for each security that you hold at maturity an amount that is less than the stated principal amount by an amount proportionate to the decline in the value of the worst performing underlying beyond the buffer amount multiplied by the downside factor of 1.1765. As there is no minimum payment at maturity on the securities, you could lose your entire investment.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if, as of that determination date, each underlying has closed at or above its respective call threshold level on at least one annual determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and as of the final determination date, a redemption event has occurred with respect to each underlying. In all cases, you will not participate in any appreciation of any underlying, which could be significant. In addition, in order for you to receive a positive return on the securities, a redemption event must occur with respect to each underlying on or prior to the final determination date. Furthermore, a redemption event can occur with respect to any underlying only on one of the annual determination dates, and not at other times during the term of the securities. If a redemption event occurs with respect to only one or two of the underlyings, but not with respect to the other(s), you will not receive a positive return on the securities, and you may lose a significant portion or all of your investment at maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective call threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting their respective share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factors othe composition of the underlyings and changes in the constituents of the underlyings, and

September 2024 Page 10

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below 85% of its respective initial level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease below 85% of its respective initial level and you will lose 1.1765% for every 1% by which the worst performing underlying has declined over the term of the securities beyond the buffer amount. See “Utilities Select Sector SPDR® Fund Overview,” “Consumer Discretionary Select Sector SPDR® Fund Overview” and “Consumer Staples Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of any of the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.

September 2024 Page 11

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including trading in the underlyings or the component stocks of the share underlying indices listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the

September 2024 Page 12

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

securities could potentially affect the value of any of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the final levels, whether a redemption event has occurred with respect to each underlying, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlyings. To receive an early redemption payment, each underlying must have closed at or above its respective call threshold level on a determination date. In addition, if at least one underlying has not experienced a redemption event on or prior to the final determination date and at least one underlying has decreased by more than 15% from its respective initial level as of the final determination date, you will be fully exposed on a leveraged basis to the decline in the worst performing underlying beyond the buffer amount, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

September 2024 Page 13

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer discretionary sector. The stocks included in the Consumer Discretionary Select Sector Index and that are generally tracked by the XLY Shares are stocks of companies whose primary business is directly associated with the consumer discretionary sector including the following sub-sectors: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. Because the value of the securities is linked to the performance of the XLY Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the consumer discretionary sector.

Consumer discretionary companies are subject to specific and substantial risks, including, without limitation, economic growth or recession, changes in interest rates, inflation, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Consumer Discretionary Select SPDR® Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Local, regional or global events such as war, military conflicts, acts of terrorism, natural disasters, the spread of infectious illness or other public health issues, or other events could have a significant impact on the consumer discretionary sector.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the

September 2024 Page 14

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

￭Adjustments to the underlyings or the indices tracked by the underlyings could adversely affect the value of the securities. The investment advisor to each of the underlyings seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, an investment advisor may add, delete or substitute the stocks composing the respective underlyings. Any of these actions could adversely affect the price of the respective underlyings and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher of a share underlying index may add, delete or substitute the securities constituting such share underlying index or make other methodological changes that could change the value of such share underlying index, and, consequently, the price of the respective underlyings and the value of the securities. The publisher of a share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlyings, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying. The underlyings do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlyings will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlyings and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlyings may impact the variance between the performance of each of the underlyings and its respective share underlying index.  Finally, because the shares of each of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlyings may differ from the net asset value per share of such underlyings.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlyings may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlyings, and their ability to create and redeem shares of each of the underlyings may be disrupted. Under these circumstances, the market price of shares of each of the underlyings may vary substantially from the net asset value per share of each underlying or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlyings may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying.  Any of these events could materially and adversely affect the prices of each of the underlyings and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlyings on the final determination date, even if any of the underlying is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying.

September 2024 Page 15

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that can affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

September 2024 Page 16

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

Information as of market close on September 11, 2024:

Bloomberg Ticker Symbol:	XLU UP	52 Week High (on 9/11/2024):	$77.28
Current Share Price:	$77.28	52 Week Low (on 10/2/2023):	$56.19
52 Weeks Ago:	$63.44

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2019 through September 11, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLU Shares for each quarter in the same period. The closing price of the XLU Shares on September 11, 2024 was $77.28. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the XLU Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLU Shares at any time, including on the determination dates.

XLU Shares Daily Closing Prices January 1, 2019 to September 11, 2024

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All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High	Low	Period End
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter	72.87	62.77	68.14
Third Quarter (through September 11, 2024)	77.28	67.67	77.28

This document relates only to the securities offered hereby and does not relate to the XLU Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material

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Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

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All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Discretionary Select Sector SPDR® Fund Overview

The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector Trust, a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Consumer Discretionary Select Sector SPDR® Fund. The Consumer Discretionary Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Discretionary Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Discretionary Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Consumer Discretionary Select Sector SPDR® Fund is accurate or complete.

Information as of market close on September 11, 2024:

Bloomberg Ticker Symbol:	XLY UP	52 Week High (on 7/16/2024):	$194.70
Current Share Price:	$189.05	52 Week Low (on 10/26/2023):	$148.04
52 Weeks Ago:	$173.29

The following graph sets forth the daily closing prices of the XLY Shares for the period from January 1, 2019 through September 11, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLY Shares for each quarter in the same period. The closing price of the XLY Shares on September 11, 2024 was $189.05. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the XLY Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLY Shares at any time, including on the determination dates.

XLY Shares Daily Closing Prices January 1, 2019 to September 11, 2024

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Principal at Risk Securities

Consumer Discretionary Select Sector SPDR® Fund (CUSIP 81369Y407)	High	Low	Period End
2019
First Quarter	113.93	97.60	113.85
Second Quarter	120.67	110.01	119.20
Third Quarter	124.48	114.59	120.70
Fourth Quarter	126.06	117.45	125.42
2020
First Quarter	132.32	87.45	98.08
Second Quarter	133.25	92.41	127.71
Third Quarter	153.76	129.00	146.98
Fourth Quarter	160.78	142.97	160.78
2021
First Quarter	173.21	155.83	168.07
Second Quarter	179.87	166.65	178.55
Third Quarter	185.89	175.93	179.45
Fourth Quarter	211.42	179.37	204.44
2022
First Quarter	210.31	163.19	185.00
Second Quarter	189.39	134.63	137.48
Third Quarter	172.97	140.01	142.45
Fourth Quarter	147.57	126.26	129.16
2023
First Quarter	156.16	128.39	149.54
Second Quarter	169.81	143.54	169.81
Third Quarter	176.97	158.36	160.98
Fourth Quarter	181.41	148.04	178.81
2024
First Quarter	185.02	170.90	183.89
Second Quarter	184.45	169.76	182.40
Third Quarter (through September 11, 2024)	194.70	170.05	189.05

This document relates only to the securities offered hereby and does not relate to the XLY Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLY Shares (and therefore the price of the XLY Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

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Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLY Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLY Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLY Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector Index is calculated and disseminated by S&P® and is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. As of May 31, 2023, the Consumer Discretionary Select Sector Index included 53 component stocks in industries such as media; retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; multiline retail; specialty retail; and diversified consumer services. See “S&P® Select Sector Indices—Consumer Discretionary Select Sector Index” in the accompanying index supplement.

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All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund Overview

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector Trust, a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Staples Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLP Shares is accurate or complete.

Information as of market close on September 11, 2024:

Bloomberg Ticker Symbol:	XLP UP	52 Week High (on 9/9/2024):	$83.63
Current Share Price:	$82.83	52 Week Low (on 10/12/2023):	$66.22
52 Weeks Ago:	$72.32

The following graph sets forth the daily closing prices of the XLP Shares for the period from January 1, 2019 through September 11, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLP Shares for each quarter in the same period. The closing price of the XLP Shares on September 11, 2024 was $82.83. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the XLP Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLP Shares at any time, including on the determination dates.

XLP Shares Daily Closing Prices January 1, 2019 to September 11, 2024

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All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund (CUSIP 81369Y308)	High	Low	Period End
2019
First Quarter	56.11	50.19	56.11
Second Quarter	59.36	55.19	58.07
Third Quarter	61.62	57.69	61.42
Fourth Quarter	63.25	60.03	62.98
2020
First Quarter	64.79	48.63	54.47
Second Quarter	61.07	53.55	58.64
Third Quarter	66.84	58.69	64.10
Fourth Quarter	68.15	62.26	67.45
2021
First Quarter	69.27	63.30	68.31
Second Quarter	71.52	67.98	69.97
Third Quarter	72.97	68.84	68.84
Fourth Quarter	77.11	68.80	77.11
2022
First Quarter	77.62	71.44	75.89
Second Quarter	80.57	68.83	72.18
Third Quarter	77.16	66.73	66.73
Fourth Quarter	77.19	66.50	74.55
2023
First Quarter	75.78	71.11	74.71
Second Quarter	77.50	72.59	74.17
Third Quarter	76.10	68.80	68.81
Fourth Quarter	72.30	66.22	72.03
2024
First Quarter	76.36	71.59	76.36
Second Quarter	78.40	73.08	76.58
Third Quarter (through September 11, 2024)	83.63	76.04	82.83

This document relates only to the securities offered hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

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Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index includes component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products. For more information, see “S&P® Select Sector Indices—Consumer Staples Select Sector Index” in the accompanying index supplement.

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All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:

With respect to the XLU Shares, Utilities Select Sector Index.

With respect to the XLY Shares, Consumer Discretionary Select Sector Index.

With respect to the XLP Shares, Consumer Staples Select Sector Index.

Share underlying index publisher:	With respect to each of the XLU Shares, XLY Shares and XLP Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or maturity date, as applicable, and (ii) with respect to notice of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities
Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of more than one exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that

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Principal at Risk Securities

substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in futures and/or options contracts on the underlyings or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging activities. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the underlyings, futures or options contracts on the underlyings or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging,

September 2024 Page 28

Morgan Stanley Finance LLC

Geared Buffered Jump Securities with Auto-Callable Feature due September 20, 2029

All Payments on the Securities Based on the Worst Performing of Utilities Select Sector SPDR® Fund, the Consumer Discretionary Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

see “Use of Proceeds and Hedging” in the accompanying product supplement.
Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

September 2024 Page 29